Exhibit 99.2

Western Digital FAQ

October 10, 2017

The following provides comments and clarifications on SanDisk's intellectual property, NAND supply, consent rights and the SanDisk-Toshiba joint ventures, set forth in an FAQ format

Western Digital.

Forward-Looking Statements

These materials contain certain forward-looking statements, including statements concerning the JVs; intellectual property related to and NAND produced through the JVs; supply, utilization and investments in Fab 6; SanDisk’s rights under the JV agreements and its actions to protect such rights; ongoing proceedings with respect to those rights and potential outcomes with respect to those proceedings; Toshiba’s announced transaction with a consortium led by SK Hynix Inc. and Bain Capital; and Western Digital’s or SanDisk’s views and actions in response to Toshiba’s announced transaction. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 29, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

What NAND IP does Western Digital/SanDisk own and what IP is Western Digital/SanDisk contributing to the JVs today?

•       The NAND flash memory produced through the JVs utilizes SanDisk’s patented technologies. The SanDisk patent portfolio by domain is shown in the chart below.

•       SanDisk is licensed to all of Toshiba’s patents, including all Toshiba patents assigned to TMC, for semiconductors and flash systems.

Strong portfolio in flash design, manufacturing and packaging

How important is SanDisk’s IP to the success of the JVs?

•       SanDisk’s IP portfolio has long been recognized for its strength and importance; in fact, the SanDisk IP portfolio was a key motivating factor in forming the JVs.

•       SanDisk’s portfolio strength has been ranked in the Top 10 of the semiconductor industry by the Institute of Electrical and Electronics Engineers (IEEE) – a distinction held since 2012. Also, an iRunway report has stated that SanDisk has more seminal patents in semiconductor memory than anyone else.

•       More than 50% of SanDisk’s patent portfolio is related to flash design and manufacturing.

•       Excluding Toshiba, SanDisk has royalty-bearing licensing agreements for the majority of NAND produced worldwide, further reflecting the importance and strength of the SanDisk IP portfolio.

•       SanDisk has more than 4,000 U.S. flash-related patents, about twice the number of TMC’s U.S. patents.

What would prevent Toshiba from taking their IP outside of the JV, combining it with Bain and/or other third-party IP, and starting another JV?	• Toshiba is contractually prohibited from working with other companies to manufacture BiCS or other NAND flash memory being developed or manufactured in the SanDisk-Toshiba JVs.

What is SanDisk’s contribution to the JVs? Why is SanDisk essential for the success of the JVs?

•       We have approximately 700 employees in Japan who are critical to joint venture technology development and operations actively collaborating with Toshiba’s memory unit. An additional 1,000 employees worldwide are involved in development activities that directly contribute to the JVs.

•       These employees are involved in end-to-end NAND technology development and manufacturing including architecture, fab unit process development and integration, device development, memory design, product and test engineering, reliability engineering, etc.

•       Throughout the history of NAND development within the JVs, unique and foundational intellectual property has been developed by SanDisk and implemented in the production of NAND flash chips.

•       SanDisk designs approximately half of all the NAND chips that are manufactured in the JVs. SanDisk has been responsible for breakthrough design and system innovations that have resulted in advancements such as Multi level cell (MLC), Three-level cell (TLC) and Quad level cell (QLC) technologies, among others.

Can Toshiba manufacture NAND in Fab 6 without SanDisk’s participation as it announced in August 2017?

•       No, Toshiba does not have the right to make the unilateral investments in Fab 6 equipment that it announced in August.

•       Accordingly, SanDisk has filed an arbitration request seeking to protect its rights to invest jointly.

What does Western Digital have to say about Toshiba’s unilateral announcement in Fab 6? Why have they made the announcement?

•       Western Digital believes the evidence in arbitration will show that Toshiba is trying to exclude SanDisk from Fab 6 to coerce SanDisk into waiving its consent rights.

•       Keep in mind that investments in a new fab occur over multiple building phases and over multiple investment tranches within each of those phases. Toshiba’s investment announced in August pertains to only an initial tranche that translates to less than 10% of total Fab 6 estimated investment.

•       Also, Toshiba’s planned initial investment in Fab 6 is for its directly-owned capacity that is outside of the JVs. Toshiba will need to convert a substantial portion of JV capacity from 2D to 3D NAND through Fab 6 in due course, and any investment in JV capacity must be done jointly.

What are Western Digital’s plans should SanDisk not be able to participate in Fab 6 and when would the Company need to make decisions on those plans?	• As mentioned above, it is very unlikely that the JVs will not utilize Fab 6. • Western Digital is currently engaged in discussions with Toshiba about JV utilization of Fab 6.
What is Western Digital’s ability to access NAND supply from the JVs beyond CY 2018?

•       The JVs are expected to provide NAND supply to Western Digital through 2029.

•       The primary purpose of Fab 6 is to provide cleanroom space to install the equipment necessary to convert existing JV wafer capacity at Yokkaichi to next-generation technologies.

•       Based on the JV agreements, we remain confident in our target bit growth rate of 35-45% for CY 2019, irrespective of the initial investment in Fab 6.

What is Western Digital’s reaction to Toshiba’s claim that they can close their transaction with the Bain-SK Hynix consortium regardless of the arbitration outcome?

•       The JV agreements are clear that Toshiba cannot transfer any of its interests in the JVs – for example, its equity in the JVs, its managerial and control rights, its contractual rights under the JV agreements, and its rights to receive output from Yokkaichi – without SanDisk’s consent.

•       Toshiba implies that our arbitration only seeks to prevent the transfer of its equity, in which case they still intend to close even if Toshiba loses. Toshiba ignores that the arbitration seeks to prohibit the transfer of any JV interests without SanDisk’s consent. Because Toshiba transferred other JV interests, such as its managerial and control rights in the JVs, Toshiba cannot close its transaction if SanDisk prevails.

•       As a first order of business in the arbitration, SanDisk will seek interim injunctive relief to prevent Toshiba from transferring without SanDisk’s consent any of Toshiba’s JV interests, whether in whole or in part, through a sale of TMC or otherwise, until the arbitration process reaches its final disposition. From there, Western Digital intends to seek a permanent injunction.

Bain has, in a recent press conference, expressed a desire to settle with Western Digital. Has Bain contacted Western Digital?	• No. They have not contacted Western Digital. We do not have any current discussions with Bain.

Aren’t SanDisk’s consent rights limited to equity?

•       No, SanDisk’s consent rights apply to transfers of more than just Toshiba’s equity in the JVs. They apply to “any interest” in the JVs, such as, by way of example, equity, managerial and control rights, and contractual rights under the JV agreements including the right to receive output from the Yokkaichi fabs.

•       Toshiba’s suggestion that it can transfer all of its JV interests to the Bain-SK Hynix consortium except for its JV “equity interests” is illogical. The “equity interests” are critical to the management of the JVs, which is why the JV agreements explicitly identify the “equity interests” as one example of the JV interests that cannot be transferred without the other partner’s consent.

What is Western Digital’s position on Toshiba’s assertion that the Bain-SK Hynix consortium is just like the consortium Western Digital agreed to, except that it doesn’t include Western Digital?	• Toshiba’s assertion is inaccurate. The two consortiums are very different.

•       The Bain-SK Hynix consortium includes three of Western Digital’s competitors, namely SK Hynix, Seagate and Kingston Technologies. It also includes Apple and Dell, which are key customers of Western Digital. The KKR-INCJ-DBJ consortium that Western Digital endorsed included neither competitors nor customers.

Why is SanDisk’s consent required when Toshiba’s transaction with the Bain-SK Hynix consortium represents a change of control?

•       The change in control exception to SanDisk’s consent rights applies only when there is a change in control of Toshiba Corporation itself. It does not apply to a change in control of TMC, which is merely a subsidiary of Toshiba Corporation.

Why does Toshiba say that the transaction with the Bain-SK Hynix consortium is no different than Western Digital’s acquisition of SanDisk?

•       Toshiba’s comparison of Western Digital’s acquisition of SanDisk to Toshiba’s sale of TMC to the Bain-SK Hynix consortium is an invalid comparison. Western Digital acquired the entirety of SanDisk in 2016, and SanDisk remains Toshiba’s JV partner to this day. Toshiba never claimed it had any consent right over SanDisk’s acquisition.

•       In contrast, the Bain-SK Hynix consortium is not acquiring all of Toshiba, but is instead acquiring only Toshiba’s spun-out memory business.

What about Toshiba’s claim that SanDisk has already consented?

•       This claim has no basis in fact or law. Western Digital believes the evidence in arbitration will refute this claim.

•       The fact that Toshiba claims TMC transferred the JV equity back to Toshiba, and the efforts Toshiba has taken since then to coerce SanDisk to consent, show that even Toshiba recognizes the invalidity of this claim.

What are the next steps in the arbitration process? When is arbitration expected to conclude?

•       Western Digital remains confident that SanDisk will succeed on the merits of its arbitration requests commenced in the ICC International Court of Arbitration on May 14, 2017, July 5, 2017, and September 20, 2017.

•       Each arbitration matter will be decided by an arbitral tribunal of three impartial arbitrators following arbitration proceedings that will be held in San Francisco, California. On Thursday, October 5, 2017, the ICC confirmed the three-member arbitral panel in the arbitrations commenced on May 14 and July 5. Toshiba’s response to SanDisk’s arbitration request filed on September 20 is due October 25.

•       SanDisk plans to seek interim injunctive relief, and a decision on SanDisk’s request can be expected as soon as early 2018. Following that, there will be a period where the parties submit memorials to the arbitral tribunal. A final ruling may not occur until 2019 given that complex international arbitrations like these often take more than 24 months.

Contacts

United States

Investor Contact:

Bob Blair

robert.blair@wdc.com

Media Contact:

Jim Pascoe, 408-717-6999

jim.pascoe@wdc.com

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmedia@joelefrank.com

Japan

Media Contacts:

Emi Hatano, 090-5765-9730

emi.hatano@sandisk.com

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090—7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp